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                            PAPERCLIP SOFTWARE, INC.
                         DISTRIBUTOR LICENSE AGREEMENT

1. LICENSE GRANT. PAPERCLIP SOFTWARE, INC. During the term of this Agreement:
PaperClip grants the Distributor the exclusive right (with the exception of Tokairo) to market and sell the Products provided by Distributor under this Agreement, in unaltered form to End Users and Resellers located in the United Kingdom. No right or license to use, copy, or alter the Products is granted by this Agreement, except that Distributor may use a reasonable number of copies of each Product purchased pursuant to this Agreement for the purpose of demonstrating the Product to End Users and Resellers. During the term of this Agreement Distributor agrees not to carry any competing software products.

2. OWNERSHIP. You agree that ownership of, and title to, the Software and documentation and all rights therein, and all copyrights relating thereto, and all trademarks affixed thereto, are and shall remain the property of Licensor (and/or its licensors, if any). Licensor reserves the right to change its trademarks with respect to the Software.

3. PROTECTION OF SOFTWARE. You agree to take all the reasonable steps to protect the Software and documentation from unauthorized copy or use. The Software source code represents and embodies trade secrets of Licensor (and/or its licensors). The source code and embodied trade secrets are not licensed to you, and any modification, addition or deletion is strictly prohibited. You agree not to dissemble, decompile, or otherwise reverse engineer the Software in order to discover the source code and/or the trade secrets contained in the source code. You also may not remove or obscure Licensor's trademark or copy right notices.

4. TERM. This Agreement is effective for a 12 month period commencing with the date of PaperClip's acceptance of this Distributor Agreement. You may terminate this License at any time by destroying the documentation and the Software together with any copy made by you. The Agreement shall also automatically terminate if you breach any of the terms and conditions of this Agreement. You agree to destroy the original and any such copy of the Software and documentation, or return them to Licensor upon termination of this License.

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                     LIMITED WARRANTY AND LIMITED LIABILITY

5. LIMITED WARRANTY. If the diskettes or documentation are in damaged condition, or if the Software fails to substantially conform to the specifications in the accompanying documentation, you may return them and any copy made by you (postage prepaid) to Licensor, within 90 days of purchase, together with your written explanation of the reason for this return. Licensor will then either sent you a replacement or refund your license fee. THIS IS YOUR ONLY REMEDY.

6. DISCLAIMER OF WARRANTIES. Licensor makes no warrantee, representation or promise not expressly set forth in the Agreement. Licensor disclaims and excludes any and all implied warranties of merchantability, title and fitness for a particular purpose. Licensor does not warrant that the Software and documentation will satisfy your requirements or that the Software and documentation are without defects or error that the operation of the software will be interrupted.

7. LIMITATION OF LIABILITY. Licensor's aggregate liability arising from or relating to this Agreement or the software or documentation is limited to the total of all payments made by you or for you for the license. Licensor shall not in any case be liable for any special incidental, consequential, indirect or punitive damages, even if Licensor has been advised of the possibility of such damages. Licensor is not responsible for lost profits or revenue, loss of use of the Software, loss of data, costs of recreating lost data, the cost of any substitute equipment or program, or claims by any party other than you.

8. SOLICITATION TO EMPLOYMENT. During the term of this Agreement, and for one
(1) year thereafter, whether by expiration or otherwise, Distributor agrees not to directly recruit for employment or offer subcontracted arrangements outside of the normal business practice to any employee of PaperClip Software.

                               GENERAL CONDITIONS

9. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the State of New Jersey, USA.

10. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement between you and Licensor and may be amended only in writing and signed by both parties. No vendor, distributor, dealer, retailer, sales person or other person is authorized to modify this Agreement or to make any warranty, representation or promise which is different from, or in addition to, the representations or promises in this Agreement.

11. WAIVER. No waiver of any right under this Agreement shall be effective unless in writing and signed by a duly authorized representative of Licensor. No waiver of any past or present right arising from any breach or failure to perform shall be deemed to be a waiver of any future right arising under this Agreement.

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12. SEVERABILITY. If any provision in this Agreement is invalid or unenforceable, that provision shall be construed, limited, modified, severed, to the extent necessary, to eliminate its invalidity or unenforceability, and other provisions of this Agreement shall remain unaffected.

                                    TRAINING

1. Distributor will have personnel trained in PaperClip, Gupta, Microsoft SQL Server, Microsoft NT/AS and Novell Netware. This is to ensure that End Users and Resellers are adequately supported. If Distributor fails to support the End Users and Resellers, PaperClip will have the right to terminate the Agreement. Distributor will employ at its own expense, train, at all times during the term of this Agreement, sufficient personnel who are competently trained in the operation and marketing of computer software and also in the operation and marketing of the Products listed in this Agreement, so that Distributor will be able to: serve the demands and needs of its customers for the Products; service and support the Products, and promote and market the Products.

Distributor will authorize and train Resellers in accordance with PaperClip's reseller program (Exhibit A).

                               PRICES AND PAYMENT

1. The prices for the Products to be paid by Distributor shall be in US dollars at the suggested retail prices, less 40%, in effect on Licensor's Product Price List (Exhibit B) at the time of receipt of the order from Distributor. All costs of shipment from Licensor's point of manufacture shall be borne by Distributor.

2. Payment shall be due from Distributor by letter of credit in US dollars with respect to each shipment: net 30 days.

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                     PRODUCT ORDERS, MARKETING AND SHIPMENT

Distributor agrees to employ its best efforts to vigorously and aggressively promote and market PaperClip Products in order for Distributor to maintain its sole distribution rights. Distributor agrees to authorize 6 resellers during the term of this Agreement. Distributor agrees to keep in stock a minimum of 1 Reseller Kit and 2 Five-user Base Systems for delivery to authorized resellers at all times. As part of this Agreement Distributor is to submit to PaperClip its marketing and support plans. PaperClip will provide to Distributor all available artwork and marketing material for reproduction.

ACKNOWLEDGMENT. You acknowledge that you have read every provision of this License Agreement.

Your Signature                              Date
/s/ T. Edwards                                   1 July 1996
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Please print your name and Company          Title
    T. Edwards                                     Sales & Marketing Director
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PaperClip Software                          Title
/s/ William Weiss                                  CEO
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